Exhibit 99.1

Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com
News Release

FOR IMMEDIATE RELEASE

For Information:	Michael J. Zugay, Chief Financial Officer
412 227 2231
ZugayMJ@koppers.com

Koppers Acquires Cox Industrial to Create Leading Utility Pole and Wood Treatment Producer

Re-enters Market as Second-Largest Supplier to U.S. Utility Pole Industry

Represents Strategic Milestone to Advance Position as Leading Global Supplier of Wood-Based Technologies

Increases 2018 Forecast to $1.9 Billion Sales and $240 Million Adjusted EBITDA

PITTSBURGH, April 10, 2018 – Koppers Holdings Inc. (NYSE: KOP), an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds, today reported that Koppers Inc., a wholly-owned subsidiary of Koppers Holdings, signed an agreement to acquire, and expects to fully close at the end of business today, the acquisition of the Industrial division of Cox Industries, Inc. (Cox Industrial) for approximately $200 million in cash. Cox Industrial manufactures and distributes power distribution and transmission poles, pilings and related products to investor-owned utilities, electric cooperatives, municipalities and other entities.  The transaction creates a leading utility pole and wood treatment producer and advances Koppers strategy of being a vertically integrated, high-value global supplier of wood-based technologies to infrastructure markets.

Commenting on the transaction, President and CEO Leroy Ball said, “We are thrilled to return to the U.S. utility pole market with a significantly larger presence than when we exited the business in January 2015.  While we were working hard during the past several years to restructure our operations and reduce our balance sheet leverage, Cox Industrial grew to become the largest supplier of utility poles in the eastern U.S.  The opportunity to re-enter this market with the scale to better compete, along with gaining a growth-focused management team, was attractive and compelling.  In addition to numerous synergies being explored, we plan to focus on continuing to grow the business organically as well as through strategic partnerships and select acquisitions.”

CEO and President of Cox Industries, Inc., R. Michael Johnson, said, “We know Koppers well, having enjoyed a strong relationship with the management team over the years, and we share a commitment to providing innovative products and strong customer service to our served markets. We believe that our complementary customer-centric mindset, expanded product portfolio, and enhanced innovation and geographic reach should benefit our collective stakeholders.”

Cox Industrial is one of a few industry players that competes on a national level due to its capacity, scale and breadth of treatment options, and proven track record of storm response. Cox Industrial facilities are strategically located near railroads and ports to facilitate shipments throughout the U.S.  The operations include eight manufacturing locations, three dedicated peeling facilities, and 19 reload yards which support its market leadership position and opportunities for further growth in key expansion markets.  On a combined basis, Koppers and Cox Industrial will result in a powerful platform with national scale and local expertise.

Terms of Transaction

Under the terms of the transaction, Koppers is acquiring Cox Industrial for approximately $200 million in cash.  Cox Industrial will be renamed as the Utility and Industrial Products unit of Koppers.

The agreement to acquire Cox Industrial has been structured as an acquisition of stock with a mutual 338(h)(10) election, resulting in approximately $24 million of net present value tax benefits to Koppers. Additionally, Koppers expects that the combined company will achieve total synergies of at least $5 million on an annualized basis from overhead cost savings as well as incremental sales opportunities for the company’s Performance Chemicals, and Carbon Materials and Chemicals businesses through vertically integrated supply relationships.  Koppers expects the acquisition to be accretive to earnings per share in 2018.

Koppers is financing the acquisition through existing bank debt, and expects to enter into a new secured term loan facility, added to the company’s existing $600 million revolving credit facility, immediately after the closing of the transaction.  The new secured term loan facility will include a secured term loan of $100 million with a quarterly amortization of $2.5 million and a five-year maturity.  The initial average borrowing rates under the new facilities are expected to be approximately five percent.

Transaction Advisors

Wells Fargo Securities, LLC acted as financial advisor to Koppers in regard to the transaction, and K&L Gates LLP acted as legal counsel to the company. Committed financing will be provided by PNC Bank, National Association.

Updated 2018 Outlook

Including the Utility and Industrial Products unit, Koppers now expects that 2018 sales will be approximately $1.9 billion, with adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) estimated at $240 million.  The revised guidance represents an increase to the prior estimate of $1.7 billion in sales and $210 million in adjusted EBITDA.

On an adjusted basis, the acquisition is expected to contribute $0.15 to $0.20 in earnings per share (EPS) in 2018 before achieving an annualized run rate of $0.40 to $0.50 per share in 2019.  The company is in the process of finalizing the estimated effective tax rate for 2018, and therefore, will provide the updated consolidated adjusted EPS outlook for 2018 when first-quarter results are reported on May 3, 2018.

In addition, the company anticipates capital expenditures to be in the range of $60 million to $70 million, which is an increase from the prior estimate of $55 million to $65 million, and reflects the anticipated additional capital investments related to the Utility and Industrial Products unit.  The pro-forma net debt to adjusted EBITDA ratio is expected to be below the company’s desired ceiling of 4x, and projected to be at or below 3.5x by December 31, 2018.

Investor Conference Call and Web Simulcast

Koppers management will conduct a conference call on Wednesday, April 11, 2018, at 10:15 a.m. to 11:00 a.m. Eastern Time to discuss the transaction and the company’s revised outlook for 2018.  Presentation materials will be available at least 15 minutes before the call on www.koppers.com in the Investor Relations section of the company’s website.

Interested parties may access the live audio broadcast by dialing 877-317-6789 in the United States/Canada, or 412-317-6789 for international, Conference ID number 10119272.  Participants are requested to access the call at least five minutes before the scheduled start time in order to complete a brief registration.

In addition, the conference call will be broadcast live online at: https://services.choruscall.com/links/koppers180411.html.  (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your internet browser's URL address field.)

An audio replay will be available approximately two hours after the completion of the call at 877-344-7529 for U.S. toll free, 855-669-9658 for Canada toll free, or 412-317-0088 for international, Conference ID number 10119272.  The recording will be available for replay through May 11, 2018.

About Koppers

Koppers, with corporate headquarters in Pittsburgh, Pennsylvania, is an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds.  Our products and services are used in a variety of niche applications in a diverse range of end-markets, including the railroad, specialty chemical, utility, residential lumber, agriculture, aluminum, steel, rubber, and construction industries.  Including our joint ventures, we serve our customers through a comprehensive global manufacturing and distribution network, with facilities located in North America, South America, Australasia, China and Europe.  The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol "KOP."  For more information, visit us at www.koppers.com. Questions concerning investor relations should be directed to Mr. Michael J. Zugay at 412-227-2231 or Ms. Quynh McGuire at 412-227-2049.

About Cox Industries

Cox Industries, Inc. is a leading U.S. producer of wood utility poles and marine construction products serving a wide range of customers nationwide.  Cox operates multiple production facilities in eight different states.  In addition to supplying much-needed products to support America’s infrastructure, Cox also provides additional services to help customers manage the end-of-life disposal of poles in an environmentally sensitive manner.

Non-GAAP Financial Measures

This press release contains certain forecasted non-GAAP financial measures.  Koppers believes that adjusted EBITDA, adjusted earnings per share, net debt and net leverage ratio provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends, and facilitates comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.  In addition, the Board of Directors and executive management team use adjusted EBITDA and adjusted earnings per share as performance measures under the company’s annual incentive plans.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measure.  Other companies in a similar industry may define or calculate these measures differently than the company, limiting their usefulness as comparative measures.  Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.

For the company’s guidance, adjusted EBITDA and adjusted EPS excludes restructuring, impairment, non-cash LIFO charges, and non-cash mark-to-market commodity hedging.  The forecasted amounts for these items cannot be reasonably estimated due to their nature, but may be significant.  For that reason, the company is unable to provide GAAP earnings estimates at this time.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, acquisitions, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows.  All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “outlook,” “guidance,” “forecast,” “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “potential,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements.  Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, restructurings, the benefits of acquisitions, divestitures, joint ventures or other matters as well as financings and debt reduction, are subject to known and unknown risks, uncertainties and contingencies.  Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements.  Factors that might affect such forward-looking statements, include, among other things, the impact of changes in commodity prices, such as oil and copper, on product margins; general economic and business conditions; potential difficulties in protecting our intellectual property; the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures; our ability to operate within the limitations of our debt covenants; potential impairment of our goodwill and/or long-lived assets; demand for Koppers goods and services; competitive conditions; interest rate and foreign currency rate fluctuations; availability and costs of key raw materials; unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and quarterly report on Form 10-Q.  Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.